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TMNG GLOBAL REPORTS 2009 FOURTH QUARTER AND FULL YEAR RESULTS

Overland Park, KS – February 25, 2010 – TMNG Global (Nasdaq: TMNGD), a leading provider of management consulting and software solution services to the global communications, media and entertainment industries, reported financial results for its 2009 fourth quarter and full year ended January 2, 2010. All per share amounts have been adjusted to reflect the 1-for-5 reverse stock split of the Company's common stock effective February 7, 2010.

Revenues in the fourth quarter of 2009 (a thirteen week quarter) were $17.1 million, up from $14.4 million in the 2008 fourth quarter (a fourteen week quarter) and $16.8 million in the 2009 third quarter. The positive revenue comparisons were driven by the Company’s continued execution on its strategy of deepening penetration of larger customer organizations. During the quarter, TMNG’s gross margin was 42.3%, compared with 39.8% in the fourth quarter of 2008 and 40.8% in the third quarter of 2009.

TMNG Global reported a net loss of ($0.2) million on a GAAP basis, or ($0.03) per diluted share for the fourth quarter of 2009, compared to a prior-year net loss of ($5.0) million, or ($0.72) per diluted share. The 2008 fourth quarter included a non-cash intangible asset impairment charge of $4.3 million. After adjusting for the after tax impact of non-cash charges, including the impairment charge, net realized gains or losses on auction rate securities, depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net income was $0.8 million, or $0.12 per diluted share, during the fourth quarter of 2009. The comparable non-GAAP adjusted net income for the fourth quarter of fiscal 2008 was $0.7 million, or $0.10 per diluted share.

“TMNG closed 2009 with performance consistent with our expectations and directly resulting from the successful execution of our strategy to deepen and widen relationships with top revenue generating clients,” said Richard Nespola, TMNG Global Chairman and CEO. “Given the challenging environment faced by both TMNG and our customers throughout most of 2009, the sequential quarterly improvement we saw over the last nine months, capped by positive non-GAAP adjusted net income for the fourth quarter and full year, gives us positive momentum heading into 2010. We believe that larger customers have been expanding capital investment for several reasons, including: to manage increasing growth in bandwidth demand, to design and construct next generation networks, to build business models around new consumer products, and to introduce new services such as wireless offerings by cable operators. Through our Strategy group, our operational consultant capabilities and our software toolsets, we are positioned to benefit from all of these activities and we see solid opportunities for revenue and profit improvement in 2010.”

Financial Results for the Fifty-Two Weeks Ended January 2, 2010

For the fifty-two weeks ended January 2, 2010, revenues were $65.0 million, compared with $74.0 million for the fifty-three week period ended January 3, 2009. TMNG Global’s gross margin was 41.4% during the fifty-two weeks ended January 2, 2010, compared with 44.6% for the fifty-three week period ended January 3, 2009.

Net loss for the fifty-two weeks ended January 2, 2010 was ($3.2) million or ($0.46) per diluted share, compared with a net loss of ($14.8) million or ($2.09) per diluted share for the fifty-three week period ended January 3, 2009. GAAP results included $14.5 million in goodwill and intangible asset impairment charges in 2008. Non-GAAP adjusted net income, excluding the after tax impact of non-cash expenses, including the impairment charges, net realized gains or losses on auction rate securities, depreciation and amortization expense, and share-based compensation expense, was approximately $0.7 million, or $0.10 per diluted share, for the fifty-two weeks ended January 2, 2010. The comparable non-GAAP adjusted net income for the fifty-three week period ended January 3, 2009 was approximately $6.1 million, or $0.87 per diluted share.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income” that accompanies this press release. In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature. Management believes the exclusion of these items provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not in accordance with, or a substitute for, evaluating Company performance utilizing GAAP financial information. The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis. TMNG Global’s non-GAAP measure may differ from similar measures by other companies, even if similar terms are used to identify such measures. Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP. Therefore, management uses non-GAAP measures in conjunction with GAAP results. Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call

The Company will host a conference call at 5:00 p.m. ET today to discuss 2009 fourth quarter and full year results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for one week. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 437432, through March 4, 2010.

About TMNG Global

TMNG Global (NASDAQ: TMNGD) is a leading provider of professional services to the converging communications industry. Its companies, TMNG, CSMG, and Cartesian, and its base of over 600 consultants, have provided strategy, management, and technical consulting, as well as products and services, to more than 1200 communications service providers, entertainment, media, and technology companies and financial services firms worldwide.  The company is headquartered in Overland Park, Kansas, with offices in Boston, Chicago, London, New Jersey, New York, Beijing, Shanghai and Washington, D. C. For more information about TMNG Global, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, the ability of the Company to successfully integrate recent acquisitions, conditions in the telecommunications industry, overall economic and business conditions (including the worsening of conditions in the credit markets and in general economic conditions), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in TMNG Global’s filings with the Securities and Exchange Commission, including the risks described in TMNG Global’s periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2009 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(unaudited)

	Thirteen Weeks	Fourteen Weeks	Fifty-Two	Fifty-Three
	Ended	Ended	Weeks Ended	Weeks Ended
	January 2,	January 3,	January 2,	January 3,
	2010	2009	2010	2009

Revenues	$17,119	$14,397	$64,953	$74,042

Cost of services (includes net non-cash share-based compensation expense of $39 and $98 for the thirteen weeks ended January 2, 2010 and the fourteen weeks ended January 3, 2009, respectively, and $260 and $545 for the fifty-two weeks ended January 2, 2010 and the fifty-three weeks ended January 3, 2009, respectively)	9,881	8,670	38,036	41,055

Gross Profit	7,238	5,727	26,917	32,987

Operating Expenses:
Selling, general and administrative (includes net non-cash share-based compensation expense of $95 and $295 for the thirteen weeks ended January 2, 2010 and the fourteen weeks ended January 3, 2009, respectively, and $598 and $1,272 for the fifty-two weeks ended January 2, 2010 and the fifty-three weeks ended January 3, 2009, respectively)	6,999	6,251	28,497	30,124
Intangible asset amortization	504	537	1,975	3,916
Goodwill, intangible and long-lived asset impairment		4,286		14,451
Total operating expenses	7,503	11,074	30,472	48,491
Loss from operations	(265)	(5,347)	(3,555)	(15,504)
Other income (expense):
Interest income	71	166	259	916
Interest expense	(13)		(55)
Other income (expense)	184	(267)	335	(243)
Total other income (expense)	242	(101)	539	673
Loss before income tax provision	(23)	(5,448)	(3,016)	(14,831)
Income tax (provision) benefit	(158)	450	(226)	6
Net loss	$(181)	$(4,998)	$(3,242)	$(14,825)

Loss per common share:
Basic and diluted	$(0.03)	$(0.72)	$(0.46)	$(2.09)

Weighted average shares used in calculation of net loss per common share:
Basic	7,022	6,947	6,986	7,089
Diluted	7,022	6,947	6,986	7,089

THE MANAGEMENT NETWORK GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	January 2,	January 3,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$6,301	$5,956
Short-term investments	5,444
Receivables:
Accounts receivable	11,991	8,247
Accounts receivable — unbilled	4,174	4,540
	16,165	12,787
Less: Allowance for doubtful accounts	(357)	(379)
Net receivables	15,808	12,408
Prepaid and other current assets	1,206	1,653
Total current assets	28,759	20,017

NONCURRENT ASSETS:
Property and equipment, net	1,955	1,801
Goodwill	7,772	6,240
Identifiable intangible assets, net	2,516	4,842
Noncurrent investments	6,852	13,404
Other noncurrent assets	397	410
Total Assets	$48,251	$46,714

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$1,118	$1,138
Current borrowings	2,800
Accrued payroll, bonuses and related expenses	5,354	4,053
Other accrued liabilities	1,433	3,010
Income tax liabilities
Deferred revenue	1,023	476
Accrued contingent consideration		161
Unfavorable and other contractual obligations	706	697
Total current liabilities	12,434	9,535

NONCURRENT LIABILITIES:
Deferred income tax liabilities	118	115
Unfavorable and other contractual obligations	546	1,062
Noncurrent borrowings		1,485
Other liabilities	1,119	891
Total noncurrent liabilities	1,783	3,553

Total stockholders’ equity	34,034	33,626
Total Liabilities and Stockholders’ Equity	$48,251	$46,714

THE MANAGEMENT NETWORK GROUP, INC.

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME

(unaudited)

(in thousands, except per share data)

	Thirteen Weeks	Fourteen Weeks	Fifty-Two Weeks	Fifty-Three Weeks
	Ended	Ended	Ended	Ended
	January 2,	January 3,	January 2,	January 3,
	2010	2009	2010	2009

Reconciliation of GAAP net loss to non-GAAP adjusted net income:
GAAP net loss	$(181)	$(4,998)	$(3,242)	$(14,825)

Goodwill, intangible and long-lived asset impairment	—	4,286	—	14,451
Realized (gain) loss on auction rate securities	(102)	280	(224)	280
Depreciation and amortization	850	966	3,379	5,385
Non-cash share based compensation expense	134	393	858	1,817
Tax effect of applicable non-GAAP adjustments	118	(248)	(82)	(965)
Adjustments to GAAP net loss	1,000	5,677	3,931	20,968

Non-GAAP adjusted net income	$819	$679	$689	$6,143

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income per diluted common share:
GAAP net loss per diluted common share	$(0.03)	$(0.72)	$(0.46)	$(2.09)

Goodwill, intangible and long-lived asset impairment	—	0.62	—	2.04
Realized (gain) loss on auction rate securities	(0.01)	0.04	(0.03)	0.04
Depreciation and amortization	0.12	0.14	0.48	0.76
Non-cash share based compensation expense	0.02	0.06	0.12	0.26
Tax effect of applicable non-GAAP adjustments	0.02	(0.04)	(0.01)	(0.14)
Adjustments to GAAP net loss per diluted common share	0.15	0.82	0.56	2.96

Non-GAAP adjusted net income per diluted common share	$0.12	$0.10	$0.10	$0.87

Weighted average shares used in calculation of diluted net loss per common share	7,022	6,947	6,986	7,089

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